UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2020

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, include area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2020, Phathom Pharmaceuticals, Inc. (the “Company”) announced the appointment of Todd Branning, 50, as its Chief Financial Officer. Mr. Branning replaces David Socks who will continue to serve as an employee and strategic advisor and as a member of the Company’s board of directors. Mr. Branning will replace Mr. Socks as principal financial and accounting officer for filings under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), effective as of July 13, 2020.

Mr. Branning previously served as Senior Vice President, Chief Financial Officer of Amneal Pharmaceuticals, Inc., a publicly-traded pharmaceutical company, from January 2019 through March 2020. Before that, Mr. Branning served as Senior Vice President, Chief Financial Officer of the global generic medicines division at Teva Pharmaceutical Industries Ltd., a multinational generic pharmaceuticals company, from August 2016 to March 2018. Prior to joining Teva, Mr. Branning served as Vice President, Finance for Allergan plc, a global pharmaceutical company, from June 2013 to August 2016. Mr. Branning has also held financial leadership roles at PricewaterhouseCoopers LLP, PPG Industries, Inc. and Merck & Co., Inc. Mr. Branning received his BBA from the University of Miami and MBA from Carnegie Mellon University. Mr. Branning is also a Certified Public Accountant and has completed a CFO certification program at The Wharton School at the University of Pennsylvania.

There are no family relationships between either Mr. Branning or Mr. Socks and any director or executive officer of the Company, and each of them has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his commencement of employment as the Company’s Chief Financial Officer, the Company entered into an employment letter with Mr. Branning.

The employment letter for Mr. Branning provides for an initial annual base salary of $425,000, and an annual bonus with a target amount equal to 40% of his annual base salary. His annual bonus for 2020 will be pro-rated based on the portion of the year he is employed by the Company. Additionally, under the employment letter, Mr. Branning is eligible to participate in all employee benefit plans and programs generally available to similarly situated employees of the Company and is entitled to vacation benefits in accordance with its policies.

Regardless of the manner in which Mr. Branning’s employment terminates, he will be entitled to receive amounts previously earned during his term of employment, including unpaid salary and accrued but unused vacation. In addition, Mr. Branning will be entitled to certain severance benefits under his employment letter, subject to his execution of a release of claims, returning of all company property, compliance with post-termination obligations and resignation from positions with the Company.

Mr. Branning’s employment letter provides for severance benefits for certain terminations that arise during and outside a change in control period (as defined below). Upon a termination without cause or resignation for good reason outside of a change in control period, Mr. Branning will be entitled to: (1) continuation of his base salary for 9 months (such applicable period, the “severance period”), (2) a lump sum equal to his target bonus for the year during which such termination occurs, pro-rated for the portion of the calendar year in which the termination date occurs that has elapsed prior to such termination, plus any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, (3) payment of the COBRA premiums for his and his eligible dependents until the earliest of (a) the end the severance period, (b) expiration of his eligibility under for continuation coverage under COBRA, or (c) the date he becomes eligible for health insurance coverage in connection with his new employment, and (4) acceleration of the vesting of all outstanding equity awards that would have vested during the severance period.

Upon a termination without cause or resignation for good reason that occurs during the period that is three months prior to or 24 months following a change in control (such period, the “change in control period”), Mr. Branning will be entitled to all of the same severance benefits described above, except (1) the severance period is increased from 9 months to 12 months, (2) Mr. Branning will be entitled to a lump sum payment equal to his target bonus for the year during which such termination occurs, plus any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, and (3) all unvested and outstanding equity awards will become fully vested on the later of the date his release of claims becomes effective or the date of the change in control.

Upon the commencement of Mr. Branning’s employment with the Company, he will be granted options to purchase 85,000 shares of common stock of the Company pursuant to the Company’s 2019 Incentive Award Plan (the “Plan”), which provides for the granting of equity awards to new employees of the Company. The options will have a ten-year term and an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The options will vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments over the three years thereafter. In addition, Mr. Branning will receive a one-time grant of 10,000 performance based share units (the “PSUs”) which will be granted under the Plan. Each PSU will represent the right to receive one share of the Company’s common stock. Subject to the terms of the Plan and the PSU award, the award will vest upon approval by the U.S. Food and Drug Administration (“FDA”) of vonoprazan for Erosive Esophagitis, assuming that the FDA has previously approved vonoprazan for H. Pylori.

The Employment Letter Agreement, dated June 25, 2020, by and between Mr. Branning and the Company is filed as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#	Employment Letter Agreement, dated June 25, 2020, by and between Todd Branning and the Company

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: July 13, 2020	By:	/s/ Larry Miller
Larry Miller
General Counsel and Secretary